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                                                                    Exhibit 4.16

                              CERTIFICATE OF TRUST
                                       OF
                           PARTNERRE CAPITAL TRUST III

         This Certificate of Trust of PartnerRe Capital Trust III (the "Trust"), dated as of December 11, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801, et seq.).
                                -- ---

         1. Name. The name of the business trust formed hereby is PartnerRe
            ----
Capital Trust III.

         2. Delaware Trustee. The name and business address of the trustee of
            ----------------
the Trust with a principal place of business in the State of Delaware is Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Road, OPS4--3/rd/ Floor, Newark, Delaware 19173.

         3. Effective Date. This Certificate of Trust shall be effective upon
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filing with the Secretary of the State of the State of Delaware.

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         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                               JPMORGAN CHASE BANK, as Property
                                               Trustee


                                               By:    /S/ W. B. Dodge
                                                  ------------------------------
                                                   Name:  W. B. Dodge
                                                   Title:


                                               CHASE MANHATTAN BANK USA,
                                               NATIONAL ASSOCIATION, as Delaware
                                               Trustee


                                               By:    /S/ John J. Cashin
                                                  ------------------------------
                                                   Name:  John J. Cashin
                                                   Title: Vice President


                                               Administrative Trustee

                                                   /S/ Albert Benchimol
                                               ---------------------------------
                                               Albert Benchimol, not in his
                                               individual capacity but solely as
                                               trustee of the Trust

                                               Administrative Trustee

                                                 /S/  Christine Patton
                                               ---------------------------------
                                               Christine Patton, not in her
                                               individual capacity but solely as
                                               trustee of the Trust